Exhibit 23.2(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 2 to Form S-1 Registration Statement, of our report dated March 16, 2009, relating to the financial statements of United States Commodity Funds LLC and Subsidiaries as of December 31, 2008 and 2007 and for the years then ended, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado April 10, 2009